EXHIBIT 23
CONSENT OF PIERCY BOWLER TAYLOR & KERN CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors
Full House Resorts, Inc.
Las Vegas, Nevada
We consent to the incorporation by reference in the registration statement of Full House Resorts, Inc. on Form S-8 (File No. 333-29299) of our report dated March 25, 2009 included in this Annual Report on Form 10-K, on the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2008 and 2007.
/s/ Piercy Bowler Taylor & Kern
Piercy Bowler Taylor & Kern,
Certified Public Accountants
Las Vegas, Nevada
March 25, 2009